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Exhibit 21.1

SUBSIDIARIES OF DADE BEHRING HOLDINGS, INC.

Dade Behring Inc. (U.S.)
Dade Finance, Inc. (U.S.)
Dade Behring Finance Co. LLC (U.S.)
Dade Behring Diagnostics Ltd. (Thailand)
Dade Behring Diagnostics Philippines, Inc. (Philippines)
Dade Behring Ltd. (Japan)
Dade Behring Diagnostics Asia Pte. Ltd. (Singapore)
Dade Behring Diagnostics (Malaysia) SDN BHD (Malaysia)
Dade Behring Hong Kong, Ltd. (Hong Kong)
Dade Behring Diagnostics Pty. Ltd. (Australia)
Behring Diagnostics Australia Pty. Ltd. (Australia)
Dade Behring Diagnostics Ltd. NZ (New Zealand)
Dade Behring Holdings Hong Kong Ltd. (Cayman Islands)
Dade Behring Hong Kong Holdings Corp. (British V.I.)
Dade Behring Diagnostics (Shanghai) Co., Ltd. (China)
Dade Behring S.A. de C.V. (Mexico)
Dade Behring Diagnostics, Ltda. (Brazil)
Dade Behring de Venezuela C.A. (Venezuela)
Dade Behring Argentina, S.A. (Argentina)
Dade Behring Columbia Ltda. (Columbia)
PT Behrindo Nusaperkasa (Indonesia)
Dade Behring Canada, Inc. (Canada)
Dade Behring Ltd. (U.K.)
Dade Behring Ag (Switzerland)
Dade Behring Diagnostics AG (Switzerland)
Dade Behring B.V. (Netherlands)
Dade Behring S. A. (France)
Dade Behring Vertriebs Beteiligungs GmbH (Germany)
Dade Behring Diagnostics S.A.E. (Egypt)
Dade Behring Holding GmbH (Germany)
Dade Behring South Africa Ltd. (South Africa)
Dade Behring Diagnostics S.A. (Spain)
Dade Behring AB (Sweden)
Dade Behring Diagnostick Ticaret Ltd. (Turkey)
Dade Behring S.A. (Belgium)
Dade Behring European Services Sprl (Belgium)
Dade Behring Grundstucks GmbH (Germany)
Dade Behring Austria GmbH (Austria)
Dade Behring A/S (Denmark)
Dade Behring OY (Finland)
Dade Behring Portugal-Meios de Diagnostico Medico Lda (Portugal)
Dade Behring Marburg GmbH (Germany)
Dade Behring AS (Norway)
Dade Behring Polska S.p.Z.o.o. (Poland)
Dade Behring Iberica Holding, S.L. (Spain)
Dade Behring Hellas ABEE (Greece)
Dade Behring Vertriebs GmbH & Co. OHG (Germany)
Syva Diagnostica B.V. (Netherlands)
Syva European Distribution Center B.V. (Netherlands)
Dade Behring Diagnostica S.p.A. (Italy)
Dade Behring S.p.A. (Italy)
Dade Behring Verwaltungs GmbH (Germany)

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  Exhibit 21.1
SUBSIDIARIES OF DADE BEHRING HOLDINGS, INC.